EXHIBIT 10.12

                   MANUFACTURING, DELIVERY & PRICING AGREEMENT


     This agreement made and entered into as of this 11th day of September, 1996, by and between MIKE'S ORIGINAL, INC., a Delaware corporation (hereinafter referred to as "MOI") and FIELDBROOK FARMS ICE CREAM, INC., a Delaware corporation (hereinafter referred to as "FIELDBROOK").

                                   WITNESSETH:

     WHEREAS, MOI is engaged in the sale and use of certain food products commonly described as "Mike's Original Ice Cream" (hereinafter called the "Product"); and

     WHEREAS, MOI is the rightful owner of the formulae, finished product standards and specifications relating to the Product; and

     WHEREAS, MOI is the rightful owner of certain intellectual property including, without limitation, all trade names, trademarks, logos and patents (hereinafter "Trademarks").

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   MANUFACTURE

          FIELDBROOK shall manufacture and sell the Product only to MOI and said manufacture shall be in accordance with the specifications furnished to FIELDBROOK by MOI from time to time. The quality of the Product shall be as specified by MOI.

          FIELDBROOK shall manufacture and package the Product in cartons acceptable to MOI and bearing its trademark "Mike's Original" and sell same to MOI according to the pricing as shown in Schedule A and in the quantities as shown in Section 4.

     2.   PRICING

          MOI shall pay FIELDBROOK for the Product according to prices shown in Schedule A.

          Pricing to MOI shall be adjusted for bona fide ingredient and carton price variations. MOI will be given thirty (30) days advance written notice of such changes. Milk pricing will be in accordance with Federal Order #36.

          Processing cost adjustments shall be permitted annually on a prospective basis. The costs of goods will be based on liquid cream cheese formulation with a temporary surcharge added for the additional labor requirements of handling and processing finished cream cheese with such time as the liquid cream cheese formulation begins production.

          All pricing to MOI on Schedule A shall be at FIELDBROOK's dock.

     3.   PAYMENT

          Payment terms between FIELDBROOK and MOI shall be twenty-one (21) days from the date the Product is shipped by FIELDBROOK.

     4.   QUANTITIES

          FIELDBROOK shall fulfill MOI's reasonable quantity requirements by delivering all orders to MOI within three (3) days for items in stock, and five
(5) days for items to be manufactured from date of FIELDBROOK's receipt of such orders. FIELDBROOK shall be obliged to hold MOI products in the minimum quantities set for in Schedule "B" attached hereto and made a part hereof, for which quantities MOI guarantees payment. Schedule "B" will be reviewed/updated quarterly to reflect any advances or declines in Par or minimum quantities.

     5.   TRADEMARK

          Nothing herein contained shall give FIELDBROOK any right, title or interest in or to the Trademarks, except the right to use the same in connection with the packaging of the product strictly in accordance with the terms hereof and FIELDBROOK acknowledges and agrees that MOI is the owner of the exclusive right, title and interest in and to said Trademarks, that FIELDBROOK shall not do or cause to be done, at any time, any act or thing in any way impairing any part of MOI's right, title and interest in and to said Trademarks, and that any and all uses of said Trademarks are and shall continue to inure to the exclusive benefit of MOI. FIELDBROOK shall no longer be entitled to use the Trademarks of MOI at such time as this Agreement is terminated.

     6.   CONDITION OF PREMISES

          FIELDBROOK AGREES THAT THE PREMISES IN WHICH THE Product is manufactured will at all times be kept clean, healthy and sanitary and will at all times conform to all Federal, state and local health and sanitary requirements. Upon receipt of reasonable notice from MOI, FIELDBROOK agrees to authorize agents or employees of MOI at any and all times during FIELDBROOK's regular business hours to enter FIELDBROOK's premises to inspect the said premises, FIELDBROOK's manufacturing procedures and to obtain samples of the Product in the process of manufacture as well as the finished Product for the purpose of ascertaining or determining compliance with Section 1.

     7.   WARRANTIES AND REPRESENTATIONS OF FIELDBROOK

          All warranties provided by the Uniform Commercial Code as adopted by the state in which the manufacturing facility of FIELDBROOK used to manufacture the Product is located shall apply to all transactions under this Agreement unless otherwise specifically provided herein. In furtherance, and not by way of limitation of any warranties provided by such Uniform Commercial Code, FIELDBROOK represents and warrants that the Product when sold and delivered to MOI shall (a) be fit and sufficient for the purpose intended; (b) be merchantable, of good quality, and free from defects, whether patent or latent, in material or workmanship; (c) conform to the standards and specifications set forth in Exhibit A hereof; and (d) be in compliance with the Federal Food, Drug and Cosmetic Act of 1938, as amended from time to time, with all other Federal, state and local laws applicable to the sale of the Product and with all applicable regulations thereunder. In the event a material used in the Product to be sold hereunder is deleted from acceptance as a food ingredient or additive by Federal, state or local regulatory action, or a supply thereof is no longer available, such action or unavailability will constitute automatic cancellation with respect to such material in the formulation of the Product and FIELDBROOK shall have the right, subject to the prior written approval of MOI to substitute other material. All warranties shall survive the random inspection and acceptance hereinabove provided.

     8.   WARRANTIES OF MOI

          MOI represents and warrants to FIELDBROOK that the MOI labels and carton copy furnished and/or specified by MOI hereunder shall comply with all applicable Federal, state and local laws and regulations, including without limitation the Federal Food, Drug and Cosmetic Act of 1938, as amended from time to time.

     9.   INDEMNIFICATION BY FIELDBROOK

          FIELDBROOK agrees to defend, indemnify and hold MOI harmless from and against any and all claims, actions, causes of action, liabilities, loss, cost, damages or expenses, including reasonable attorneys' fees arising out of any breach of its warranties, covenants or agreements herein contained including, without limitation, product liability. FIELDBROOK shall be responsible for the proper formulation, sanitation, processing procedures and other factors under its control. FIELDBROOK shall not be responsible for normal Product deterioration or other damage done to the Product once it has been delivered and accepted F.O.B. Fieldbrook's dock. MOI and FIELDBROOK agree to promptly notify the other party of any assertion of any such claim or assertion of liability. FIELDBROOK shall maintain general liability insurance with an insurance company licensed to do business in the State of New York having limits of not less than $3,000,000 per occurrence which contains endorsements for both product liability broad form vendor's coverage and contractual liability coverage for all obligations of FIELDBROOK herein. Such endorsements shall be amended to specifically include MOI and MOI shall be entitled to copies thereof and to copies of other insurance documents related to the subject matter hereof. Any such liability insurance policy(ies) and/or endorsement(s) shall provide that MOI be entitled to thirty (30) days advance written notice prior to a reduction or elimination of coverage.

     10.  INDEMNIFICATION BY MOI

          MOI agrees to defend, indemnify and hold harmless FIELDBROOK (except in the case of the willful or negligent acts or omissions of FIELDBROOK, its agents and employees) from and against any and all claims, actions, causes of action, liabilities, loss, cost, damages or expenses, including reasonable attorneys' fees, arising out of breach of its warranties that the label is in compliance with all applicable Federal, state and local statutes and regulations. In the event such a claim is proven, either MOI or FIELDBROOK may terminate this Agreement upon ten (10) days written notice to the other party. The names and addresses of any and all persons, businesses, corporations, partnerships, associations, or other enterprises challenging the use of any formulae, standards and specifications or procedures or the use of MOI's trademark with details concerning the claim or challenge shall be furnished by either MOI or FIELDBROOK to the other party immediately upon becoming aware of such claims.

     11.  FORCE MAJEURE

          MOI and FIELDBROOK shall each be relieved of its obligations under this Agreement if, when and to the extent that either party is unable to perform or is limited in such performance because of force majeure. As used herein, "force majeure" shall include acts of God, fires, explosions, bombings, floods, civil commotions, riots, strikes, declared or undeclared wars, military police actions, blockades, embargoes, insurrections, crop failure, restraint of rulers and peoples, and all such interruptions of business, casualties, events or circumstances beyond the control of the party claiming the benefits of force majeure. When the limitation or curtailment caused by force majeure shall have ended, the obligations of the parties hereunder shall be restored or full force and effect. FIELDBROOK and MOI shall take all reasonable business precautions to anticipate force majeure conditions and to inventory said materials.

     12.  RESPONSIBILITIES UPON TERMINATION

          In the event this Agreement is terminated as provided herein, FIELDBROOK shall destroy or deliver to MOI, at MOI's written direction, all unshipped product and all inventories of MOI trademarked packaging materials existing on the effective date of such termination. MOI shall pay FIELDBROOK its out-of-pocket cost therefor.

     13.  ASSIGNMENT

          This Agreement and the rights and obligations hereunder shall not be assigned or transferred in any manner whatsoever by either party, by the operations of law, or otherwise, without the prior written consent of the other party.

     14.  RELATIONSHIP OF PARTIES

          Neither MOI nor FIELDBROOK is the agent, employee, joint venturer or partner of the other, nor shall either of the parties hereto have the right, power or authority to bind the other to any obligations whatsoever or to extend the credit of or to assume or agree to assume any obligations or any liability in the name of the other party.

     15.  TERMINATION

          Either FIELDBROOK or MOI shall have the right to terminate this Agreement without prejudice with ten (10) days advance, written notice if either breaches any of the covenants of this Agreement. Notwithstanding anything to the contrary, each party shall have fifteen (15) days after notice within which to cure any such breach.

          In any event, either party shall have the right to terminate this agreement for any reason whatever within ninety (90) days advance, written notice to the other.

     16.  ENTIRE AGREEMENT

          This instrument constitutes the entire Agreement between the parties with respect to the subject matter hereof and as an inducement to enter into this Agreement, each party represents to the other that no representation or statements have been made to the other party or its officers, agents, employees or representatives, which would in any way tend to add, modify or change any of the provisions of this Agreement shall not be enlarged, varied, modified or waived by any agent or representative of MOI or FIELDBROOK except by an instrument in writing executed by both parties hereto, and no party shall be construed by and governed in accordance with the internal laws of the State of New York.

     17.  NOTICES

          All notices hereunder shall be deemed to have been sufficiently given if in writing and delivered or sent by registered or certified mail, postage prepaid, as follows:

          If to MOI, to

          MIKE'S ORIGINAL, INC.
          131 Jericho Turnpike
          Jericho, NY  11753
          Att: Mr. Michael Rosen


          If to FIELDBROOK, to

          FIELDBROOK FARMS ICE CREAM, INC.
          One Ice Cream Drive
          Dunkirk, NY  14048
          Att:


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized officers as of the day and year first above written.


                              MIKE'S ORIGINAL, INC.

                              By:  /s/ Michael Rosen
                                   Michael Rosen


                              FIELDBROOK FARMS ICE CREAM, INC.

                              By:  /s/______________

     Item 1) Samples: samples collected and forwarded at MOI's direction will be at cost, and payable by customer.

     Item 2) Mix processing: extenuating mix processing cots above FIELDBROOK's normal routine will be billed separately, at cost, and payable by customer.

     Item 3) Case Cost: see attached sheets, item specific.

                                          By:  /s/
                                          Fieldbrook Farms Ice Cream, Inc.



                                   SCHEDULE A

RETAIL NOVELTIES

                                        Pack       Unit Cost    Case Cost
                                        ----       ---------    ---------

Mike's Pint Strawberry Fantasy         8/Sleeve       $.940      $ 7.52
Mike's Pint Chocolate Tidbits          8/Sleeve       $.894      $ 7.15
Mike's Pint Graham Cracker Delight     8/Sleeve       $.920      $ 7.36
Mike's Gramwich Sandwich               12/4 Pks       $.698      $ 8.37
Mike's Strawberry Sorbet Coated Bar    12/6 Pks       $.821      $ 9.85
Mike's Cracker Crunch Bar              12/6 Pks      $1.038      $12.46




                                  Schedule "B"

      Novelties                    Par             Minimum
      ---------                    ---             -------

Graham Crunch 12/6 pack        35 Pallets         25 Pallets
Strawberry Sorbet 12/6 pack    25 Pallets         15 Pallets
Gramwich 12/4 pack             25 Pallets         15 Pallets


       Pints                      Par              Minimum
       -----                      ---              -------

Graham Delight 16oz/8 pack     15 Pallets         8 Pallets
Chocolate Tidbit 16oz/8 pack   15 Pallets         8 Pallets
Strawberry Fantasy 16oz/8pack  15 Pallets         8 Pallets

    Bulk Novelties                Par              Minimum
    --------------                ---              -------

Graham Crunch 6/18 pack         5 Pallets           -----
Strawberry Fantasy 6/18 pack    5 Pallets           -----
Gramwich 3/24 pack              3 Pallets           -----
